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Exhibit 10.13

                         SYKES ENTERPRISES, INCORPORATED

                           DEFERRED COMPENSATION PLAN

     This Plan is established effective December 17, 1998, as an unfunded deferred compensation arrangement for a select group of management or highly compensated personnel and all rights thereunder shall be governed by and construed in accordance with the laws of the State of Florida.

     ARTICLE I. DEFINITIONS.

          1.01 "Administrator" means Sykes, or such individual or individuals designated by the Chief Executive Officer of Sykes.

               "Board" means the Board of Directors of Sykes.

               "Change in Control" means (i) the date the majority of the Board has approved a definitive agreement to merge or consolidate Sykes with or into another corporation in which Sykes does not control the continuing or surviving corporation or (ii) the date the Board approves a definitive agreement to sell or otherwise dispose of substantially all the assets of Sykes.

               "Chief Executive Officer" means the Chief Executive Officer of Sykes or his designee.

               "Contingent Deferred Obligation" means the total amount of Sykes' contingent liability for payment of deferred benefits under the Plan.

               "Deferred Compensation Account" means the account maintained for each Participant composed of deferred income and earnings thereon.

               "Disability" means mental or physical disability of at least six
(6) months which prevents a Participant from engaging in the principal duties of his employment.

               "Fiscal Year" or "Year" (unless otherwise specified) means the twelve-month period ending on December 31.

               "Participant" means an employee of Sykes, or of a subsidiary, designated by the Chief Executive Officer for participation in the Plan, or a person who was such at the time of his retirement, death, disability or resignation and who retains, or whose beneficiaries obtain, benefits under the Plan in accordance with its terms.

               "Plan" means this Deferred Compensation Plan as it may be amended from time to time.

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               "Retirement" means retirement at or after a Participant attains age sixty-five (65), or accepts an early retirement offer from Sykes.

               "Subsidiary" means a company of which Sykes owns, directly or indirectly, at least a majority of the shares having voting power in the election of directors.

               "Sykes" means Sykes Enterprises, Incorporated, a Florida corporation, and its corporate successors.

               "Valuation Date" means March 31, June 30, September 30 and December 31 of each year.

     ARTICLE II. DESIGNATION OF PARTICIPANTS AND INCOME DEFERRAL.

          2.01 The Chief Executive Officer shall have the sole and exclusive discretion to designate Participants in the Plan from among the senior management and highly compensated personnel of Sykes. Such designation shall be made each year prior to the end of Sykes' fiscal year.

          2.02 A designated employee may become eligible to participate in the Plan as of the first day of a calendar year and may defer income earned during such calendar year provided that prior to the beginning of the calendar year the Participant has made an election to defer all or a portion of his income on a form provided by the Plan for that purpose. Such election is irrevocable. Any amounts deferred under this provision will be subject to the provisions of this Deferred Compensation Plan regarding distribution of a Participant's Deferred Compensation Account. An election made prior to a calendar year shall be binding for future calendar years unless and until the Participant changes or revokes the election prior to the beginning of a future calendar year.

          2.03 Compensation deferred by a Participant while he is a Participant in the Plan shall be deferred until such Participant's retirement, termination, disability or death and in such event shall be paid out to the Participant or his beneficiary as hereinafter provided.

          2.04 In the event of a Change in Control, a Participant will be entitled to a distribution of the balance of his Deferred Compensation Account, notwithstanding the provisions of Section 2.03. For purposes of Section 4.01, a Participant will be treated as if he had retired as of the effective date of the Change in Control. In the event of a distribution of benefits as a result of a Change in Control, Sykes will increase the benefit by an amount sufficient to offset the income tax obligations created by the distribution of benefits.

          2.05 A Participant may elect to defer any amount of base compensation and bonus; provided, however, that a Participant may not defer any payroll advances, advance payments of bonuses, or any other similar advance of compensation.

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          2.06 Sykes will match a portion of amounts deferred by a Participant on a quarterly basis as follows: 50% match on salary deferred, up to a total match of $12,000.00 per year for senior vice presidents and $7,500.00 per year for vice presidents and other Participants. The total amount of the matching contribution made to this Plan will be made in the form of Sykes common stock, valued as of the last day of the quarter to which the matching contribution is applicable.

     ARTICLE III. CONTINGENCY PAYMENTS, INVESTMENTS AND FORFEITURES.

          3.01 Sykes shall cause an account to be kept in the name of each Participant (the Deferred Compensation Account) established for this purpose. Such amounts deferred by a Participant shall be credited to the Participant's Deferred Compensation Account on a pro rata basis after each payroll period during the Fiscal Year. Matching contributions will be made at the end of each quarter. Earnings on the deferred compensation and the matching contribution shall be credited to the Participant's Deferred Compensation Account on a quarterly basis and statements reflecting the balance of each Participant's Deferred Compensation Account shall be prepared on a quarterly basis as soon as is practicable after the end of each quarter. A Deferred Compensation Account shall be kept in the name of each Participant and each beneficiary of a deceased Participant which shall reflect the value of the deferred contingent benefits, or in the event that the Participant's benefit has become vested as provided herein, the value of any vested benefits, payable to such Participant or beneficiary under the Plan.

               (a) Investment earnings on the deferred compensation and the matching contribution accounts maintained for each participant shall be credited at the end of each calendar quarter (3/31, 6/30, 9/30, and 12/31), in accordance with the following procedure:

                    (1) Payments - The total amount of any payments made from the accounts since the last valuation date shall be subtracted from the account balance that existed at the beginning of the quarter.

                    (2) Deferred Compensation Contributions - Fifty percent of any deferred compensation contributions made by the Participant since the last valuation date shall be added to the account balance that existed at the beginning of the quarter.

                    (3) Net Gain or Loss - Each Participant's Deferred Compensation Account shall be increased or decreased to reflect a proportionate share of the net increase or net decrease for each investment fund held in the Deferred Compensation Account, since the beginning of the quarter.

                    (4) Deferred Compensation Contributions - The remaining fifty percent of any deferred compensation contributions made by the participant since the last valuation date shall be added to the account balance that existed at the beginning of the quarter.


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                    (5)  Matching Contributions - The entire amount of any
                         matching contributions made by the Company shall be added to the account balance that existed at the beginning of the quarter.

                    (6) Investment Transfers - The amount(s) necessary in order to effect an investment transfer requested by the participant shall be added to or subtracted from each investment fund as required. Such transfers shall be made as soon as is practicable.

          3.02 Until and except to the extent that deferred benefits hereunder are distributed to or vested in a Participant or beneficiary from time to time in accordance with the provisions of the Plan, the interest of each Participant and beneficiary therein is contingent only and is subject to forfeiture as provided in this Plan. Title to and beneficial ownership of any assets, whether cash or investments, which Sykes may set aside or earmark to meet its contingent deferred obligation hereunder, shall at all times remain in Sykes; and no Participant or beneficiary shall under any circumstances acquire any property interest and any specific assets of Sykes.

          3.03 Any such funds credited to the Deferred Compensation Account of a Participant shall be invested and reinvested in mutual funds, stocks, bonds, securities or any other assets that may be selected by the Administrator in its discretion, provided that it is the intention of the Board in establishing this Plan that the Administrator will select investment vehicles which are substantially identical to those investment vehicles provided under the Sykes 401(k) Savings Plan and Trust. In selecting investment vehicles, the Board may engage investment counsel, and may delegate to such counsel authority to recommend investment choices be made available for investment within the Plan. Any such service shall be charged as an expense of administering the Plan. Participants may request that the Administrator allocate deferred compensation among investment vehicles selected by the Administrator on a quarterly basis; and may request reallocation of amounts already deferred and earnings attributable thereto on the same basis.

          3.04 As a condition of participation in this Plan, the Participant agrees that on behalf of himself and his designated beneficiary to assume all risk in connection with any decrease in value of the funds which are invested and which continue to be invested in accordance with the provisions of this Plan.

     ARTICLE IV. DISTRIBUTION OF BENEFITS.

          4.01 The benefits to be distributed by the Plan (unless they are forfeited by the occurrence of any of the events of forfeiture specified in
Section 4.04 below) are as follows: The normal form of benefit is a lump sum of amounts deferred by the Participant and earnings attributable thereto payable upon retirement or termination of employment.

               (a) With respect to the distribution of the Participant's matching contribution, a Participant may elect a distribution of Sykes common stock in the Participant's Deferred Compensation Account, or a distribution of the cash value of the Sykes common stock in the


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                    Participant's Deferred compensation Account, valued as of
                    the Valuation Date coincident with or next following the first anniversary date of the Participant's last day of active employment. The distribution of any matching contribution made by Sykes and earnings attributable thereto will be paid as soon as administratively feasible twelve
                    (12) months after retirement or termination of employment, subject to the provisions of this Section 4.01, and provided that the Participant maintains full compliance with the terms of any confidentiality or non-compete agreement to which he is subject.

               (b) In the event the Participant terminates employment (for reasons other than death, disability or retirement) without participating in the plan for three (3) years, the matching contributions and earnings attributable thereto will be forfeited. In the event that a Participant terminates employment after three (3) years, but less than six (6) years of participation in the Plan, the Participant shall forfeit 75% of the matching contribution and earnings theron. In the event that a Participant terminates employment after six (6) years but less than ten (10) years of participation in the Plan, the Participant shall forfeit 50% of the matching contribution and earnings thereon. Forfeitures shall be deducted from the Participant's account upon distribution of the vested account balance. Forfeitures shall be utilized to offset future matching contributions made by the Company.

               (c) In the event of death of the Participant while still an employee, a lump sum of both Participant's deferrals and a lump sum cash value of the Sykes common stock (valued as of the Valuation Date coincident with or next following the date of the Participant's death) constituting the matching contribution, will be paid to the Participant's named beneficiary as soon as administratively feasible.

               (d) In the event of the Participant's disability as defined in the Plan, both the Participant's deferrals and the lump sum cash value of the Sykes common stock (valued as of the Valuation Date coincident with or next following the date of the Participant's last day of active employment) constituting the matching contribution will be paid to the Participant in a lump sum as soon as administratively feasible.

          4.02 A Participant may, at the time of initial participation in the Plan, elect to receive benefits under the Plan in the event of retirement or disability in one hundred twenty (120) monthly installments of an amount equal to the fair market value of the assets in the Participant's Deferred Compensation Account as of the effective date of his retirement or termination of employment due to disability. In the event that the Participant elects the distribution of benefits in monthly installments, the total amount payable to the Participant shall be appropriately increased or decreased as the case may be, but not more than semi-annually, to reflect the appreciation or depreciation in value and the net income or loss on the funds which remain invested in the Participant's Deferred Compensation Account. If the Participant should die before the one hundred twenty (120) monthly installments are made, the unpaid balance will continue to be paid in installments for the unexpired portion due to the Participant's designated


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beneficiary in the same manner as set forth above.

          4.03 A Participant shall have the right to designate one or more beneficiaries who are to succeed to his contingent right to receive future payments under the Plan in the event of his death. In case of a failure to designate or the death of a designated beneficiary without a designated successor, distribution shall be made to the Participant's estate. No designation of beneficiaries shall be valid unless in writing signed by the Participant, dated and filed with the Administrator. Beneficiaries may be changed without the consent of any prior beneficiaries.

          4.04 Notwithstanding anything herein contained to the contrary, no payment of any then unpaid distribution of Company matching contributions shall be made and all rights of the Participant, his designated beneficiary, executors or administrators, or any other person to receive payments of such matching contribution shall be forfeited if any of the following events shall occur:

               (a) The Participant is terminated for "Cause." For the purposes of this Plan, the Company shall have "Cause" to terminate a Participant's employment hereunder: (i) if the Participant engages in conduct which has caused or is reasonably likely to cause demonstrable and serious injury to Company; (ii) if the Participant is convicted of a felony as evidenced by a binding and final judgment, order, or decree of a court of competent jurisdiction; (iii) for the Participant's neglect of his duties hereunder or the Participant's refusal to perform his duties or responsibilities hereunder as determined by the Company's Board of Directors in good faith; (iv) for the Participant's chronic absenteeism; (v) for the Participant's use of illegal drugs; (vi) for the Participant's insobriety while performing his or her duties hereunder; or(vii) for any act of dishonesty, embezzlement or falsification of reports, records, or information submitted by the Participant to the Company.

               (b) The Participant enters into a business or employment which the Chief Executive Officer determines to be in violation of any non-compete agreement signed by the Participant in favor of Sykes or a subsidiary.

          4.05 The Administrator may at any time and from time to time order all or any part of the value of the contingent right of a Participant or beneficiary to receive future payments without forfeiture.

     ARTICLE V. GENERAL PROVISIONS.

          5.01 Nothing contained in this Plan and no actions taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between Sykes and a Participant, his designated beneficiary or any other person. Any funds, which may be invested under the provisions of this Plan, shall continue for all purposes to be part of the general funds of Sykes and no person other than Sykes shall by virtue of the provisions of this Plan have any interest in such funds. To the extent that any person acquires a right to receive payments from Sykes under this Plan, such right shall be no greater than the right of any unsecured general creditor of Sykes.


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          5.02 The right of a Participant or any other person to the payment of deferred compensation or other benefits under this Plan shall not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution.

          5.03 If the Administrator shall find that any person to whom any payment is payable under this Plan is unable to care for his affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian or other legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Administrator to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Administrator may determine. Any such payment shall be in a complete discharge of the liabilities of Sykes to the Participant or person under this Plan.

          5.04 Nothing contained in this Plan shall be construed as conferring upon a Participant the right to continue in the employ of Sykes as an Executive or in any other capacity.

          5.05 The Administrator shall have full power and authority to interpret, construe and administer this Plan; and the Administrator's interpretations and construction thereof, and actions thereunder, including an valuation of a Deferred Compensation Account, or the amount or recipient of the payment to be made therefrom, shall be binding and conclusive upon all persons for all purposes. No member of the Board of Sykes shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan, unless attributable to his own willful misconduct or lack of good faith.

          5.06 This Plan shall be binding upon and inure to the benefit of Sykes, its successors and assigns, and the Participant and his heirs, executors, administrators and legal representatives.

                                        SYKES ENTERPRISES, INCORPORATED


                                        By: /s/ Margery Bass
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                                            Margery Bass
                                            Secretary of the Corporation


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